Exhibit 10.15

                               SUBLEASE ASSIGNMENT

      THIS SUBLEASE ASSIGNMENT AGREEMENT, made and entered into effective as of July 15, 1999 (the "Effective Date"), by and between Greater Dubuque Riverboat Entertainment Company, L.C., an Iowa limited liability company, (hereinafter called the "Assignor"), and Peninsula Gaming Company, LLC, a Delaware limited liability company (hereinafter called "Assignee").

      1. SUBLEASE. Assignor and Assignee acknowledge that Assignor is lessee under a certain Sublease dated October 18, 1993, by and between Dubuque Racing Association, Ltd. ("Lessor") and Greater Dubuque Riverboat Entertainment Company, L.C. ("Lessee"), as amended by a certain First Amendment to Sublease Agreement dated July ___,1999, for certain parking and dock facilities located in the Ice Harbor area in Dubuque, Iowa (the "Sublease").

      2. ASSIGNMENT. As of the Effective Date, Assignor hereby sells, assigns, transfers and conveys unto Assignee, its successors and assigns, all of Assignor's right, title and interest in and to the Sublease. By its execution hereof, Assignee agrees to assume and be bound by and timely perform, observe, discharge and otherwise comply with each and every one of Assignor's duties, obligations, covenants and undertakings under the Sublease accruing on or after the Effective Date.

      3. INDEMNIFICATION. Assignor covenants to hold Assignee harmless from and indemnify Assignee against any claim, loss, damage, cost and expense (including reasonable attorneys' fees and court costs) that Assignee may incur from and after the Effective Date as a result of the failure of Assignor to perform any of its obligations as lessee with respect to the Sublease up to the Effective Date. Assignee covenants to hold Assignor harmless from and indemnify Assignor against any claim, loss, damage, cost or expense (including reasonable attorneys' fees and court costs) that Assignor may incur from and after the Effective Date as a result of the failure of Assignee to perform any of its obligations with respect to the Sublease from and after the Effective Date.

      4. ASSIGNMENT AND SUBLETTING. Assignor and Assignee acknowledge that Lessor's consent to this Assignment does not constitute a waiver of Lessor's right to require approval of any further assignment or subletting, in accordance with the Sublease.

      5. GOVERNING LAW. This Assignment shall be governed by and construed under the laws of the State of Iowa.

      6. BINDING EFFECT. The terms of this Assignment shall run with the land and bind the parties hereto and their successors in interest.


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

      7. MODIFICATION. This Assignment shall not be modified except if done in writing and signed by both parties.

      8. CONDITION PRECEDENT. The obligations of Assignor and Assignee under this Assignment are subject to the closing of the sale and purchase by Assignee of substantially all of the assets of Assignor pursuant to that certain Asset Purchase and Sale Agreement, dated January 15, 1999, between Assignor and Assignee.

      IN WITNESS WHEREOF, the parties hereto have executed this Assignment as of the day and year first above written.

Peninsula Gaming Company, L.L.C.        Greater Dubuque Riverboat
                                        Entertainment Company, L.C.

By: /s/ Michael S. Luzich               By: /s/ Don Iverson
   --------------------------------        --------------------------------
Its:                                    Its: Chairman, Management Committee
    -------------------------------         -------------------------------

     ASSIGNEE                                ASSIGNOR


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

                                     CONSENT

      Dubuque Racing Association, Ltd. ("DRA"), lessor under that certain Sublease dated October 18, 1993, as amended, with Greater Dubuque Riverboat Entertainment Company, L.C., for certain parking and dock facilities located in the Ice Harbor area in Dubuque, Iowa, hereby consents to the assignment of the Sublease by Greater Dubuque Riverboat Entertainment Company, L.C. to Peninsula Gaming Company, LLC ("Assignee"). Further, DRA is not aware of any current default on the Sublease nor is DRA aware of any condition which would lead to a default.

DUBUQUE RACING ASSOCIATION, LTD.

By: /s/ Dan Howard                                Date Signed: 7-15-99
   -----------------------------                              -----------------
Its: President
    ----------------------------


Acknowledged and consented to by:

CITY OF DUBUQUE, IOWA

By:_____________________________
Its:____________________________

                                     CONSENT

      Dubuque Racing Association, Ltd. ("DRA"), lessor under that certain Sublease dated October 18, 1993, as amended, with Greater Dubuque Riverboat Entertainment Company, L.C., for certain parking and dock facilities located in the Ice Harbor area in Dubuque, Iowa, hereby consents to the assignment of the Sublease by Greater Dubuque Riverboat Entertainment Company, L.C. to Peninsula Gaming Company, LLC ("Assignee"). Further, DRA acknowledges said Sublease is currently not in default nor is DRA aware of any condition which would lead to a default.

DUBUQUE RACING ASSOCIATION, LTD.

By:                                               Date Signed:
   -----------------------------                              -----------------
Its:
    ----------------------------


Acknowledged and consented to by:

CITY OF DUBUQUE, IOWA

By: /s/ Terry Duggan
   -----------------------------
Its: Mayor
    ----------------------------


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